Exhibit 99.1

Joint Filer

Information

Designated Filer:  PPR S.A.
Issuer & Ticker Symbol:  Volcom, Inc. (VLCM)
Date of Event Requiring Statement:  May 2, 2011

Joint Filers:

1.  Name:  Transfer Holding, Inc.

685 5th Avenue

New York, New York 10022